Exhibit 16.1


   Certified               Rothstein, Kass &   Company, P.C    Beverly Hills
   Public                                4 Becker Farm Road    Dallas
   Accountants                           Roseland, NJ 07068    Denver
                                          tel  973.994.6666    Grand Cayman
                                           fax 973.994.0337    New York Roseland
                                               www.rkco.com    San Francisco
                                                               Walnut Creek


Rothstein Kass



May 11, 2009

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549


     Re:  Eastern Light Capital, Inc. (Commission File No. 0001021422)


We have read the statements that we understand Eastern Light Capital, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4. Rothstein, Kass and Company, P.C.


Yours truly,


/s/ Rothstein, Kass and Company, P.C.
-------------------------------------
Rothstein, Kass and Company, P.C.


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